SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 27, 2005

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

          Delaware                  001-16533                  63-1261433
  (State of Incorporation)     (Commission File No.)     (IRS Employer I.D. No.)


          100 Brookwood Place, Birmingham, Alabama              35209
           (Address of Principal Executive Office)            (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400



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Item 7.01  Regulation FD Disclosure

     On January 27, 2005 ProAssurance issued a news release in which the Company reiterated that it will include the dilutive effect of 2,572,038 Contingent Convertible shares in its fourth quarter and full-year 2004 earnings per share calculation. This will bring the Company into compliance with EITF 04-8, The Effect of Contingently Convertible Debt on Diluted Earnings per Share, which requires the accounting change for periods ending after December 15, 2004.

     The Company said that in calculating diluted earnings per share after the adoption of EITF 04-8 it will use an approximate weighted share average of 32,036,000 for the fourth quarter of 2004, and 31,984,000 for the full year and after-tax interest expense of approximately $742,000 for the fourth quarter and $3.0 million for the year.

     ProAssurance also said it will report fourth quarter and year-end 2004 results prior to the start of normal NYSE trading hours on Wednesday, February 23, 2005.

     A copy of this press release is attached as Exhibit 99.1.


Item 9.01  Financial Statements and Exhibits

     Exhibit 99.1 - Press release dated January 27, 2005.


We are furnishing the exhbit to this Form 8-K in accordance with item 7.01, Regulation FD Disclosure. The exhibit shall not be deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2005



                                           PROASSURANCE CORPORATION




                                           By: /s/ Howard H. Friedman
                                               ---------------------------------
                                                   Howard H. Friedman
                                                   Chief Financial Officer